As filed with the Securities and Exchange Commission on November 17, 1995
                                        File No. 33-_______________

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                           -----------------------
                                  Form S-8
                           REGISTRATION STATEMENT
                                    Under
                         THE SECURITIES ACT OF 1933
                           -----------------------
                                PAYCHEX, INC.
             (Exact name of issuer as specified in its charter)

             DELAWARE                                    16-1124166
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                  Identification No.)

                          911 Panorama Trail South
                          Rochester, New York 14625
                  (Address of principal executive offices)
                     ___________________________________

                                PAYCHEX, INC.

                          1995 STOCK INCENTIVE PLAN
                     ___________________________________

              G. Thomas Clark, Senior Vice President of Finance

                                PAYCHEX, INC.
                          911 Panorama Trail South
                          Rochester, New York 14625
                          Telephone (716) 385-6666
          (Name, address and telephone number of agent for service)
                          ________________________

                        Copies of Communications to:
                         Harry P. Messina, Jr., Esq.
                 Woods, Oviatt, Gilman, Sturman & Clarke LLP
                            44 Exchange Boulevard
                          Rochester, New York 14614
                          Telephone (716) 454-5370
                          ________________________

Approximate date of commencement of sales pursuant to the Plans: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box.   [x]

                       CALCULATION OF REGISTRATION FEE

_______________________________________________________________________________
                                        Proposed     Proposed
                                        Maximum      Maximum
                        Amount          Offering     Aggregate  Amount of
Title of Securities     Being           Price Per    Offering   Registration
Being Registered        Registered      Share        Price      Fee
_______________________________________________________________________________
Common Stock            1,250,000(1)    $41.375(2)  $51,718,750  $17,832.63
$.01 par value          shares
_______________________________________________________________________________

(1) This Registration Statement also covers such indeterminate number of additional shares as may become deliverable as a result of future adjustments in accordance with the terms of the Plan.

(2) This calculation is made pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of determining the amount of the registration fee and is based upon the closing price of Paychex, Inc. common stock on November 15, 1995.

                                   Part I

              INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form
S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended.

                                   PART II

Item 3.  Incorporation of Documents by Reference


The following documents which have been filed with the Securities and Exchange Commission are incorporated by reference as of their respective dates and are a part hereof:

        (a) The Company's Annual Report on Form 10-K for the year ended May 31, 1995;

ended August 31, 1995;

        (c) The Company's Proxy Statement for the Annual Meeting of Stockholders held on October 5, 1995; and

        (d) The description of the Common Stock contained in the Company's Registration Statement on Form S-1 (No 2-85103) and in any amendment or report filed for the purpose of amending such description.

        Additionally, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto which indicates that all of the shares of the Common Stock offered hereby have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5. Interests of Named Experts and Counsel

The legality of the Common Stock offered hereby (through options under the Plan) has been passed upon by Woods, Oviatt, Gilman, Sturman & Clarke LLP, 44 Exchange Street, Rochester, New York 14614. A partner of that firm is a director of the Company and has in the past been a recipient of option grants under predecessor plans. Attorneys in that firm beneficially own
49,444 shares of Common Stock.

Item 6. Indemnification of Directors and Officers

       The general effect of any statute, charter provisions, bylaws, contract or other arrangements under which any controlling person, director or officer of the registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such is set forth as follows:

       The Company is incorporated in Delaware and, therefore, is subject to the Delaware General Corporation Law (the "Delaware Law"). The Delaware Law provides a detailed statutory framework covering indemnification of directors and officers who have been or are threatened to be made defendants in legal proceedings by reason of their service as directors or officers of the Company.

        Section 145 of the Delaware Law provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of such litigation when he is successful on the merits (ii) may be indemnified by the corporation for the expenses, judgments, fines and amounts paid in settlement of third party proceedings (such as antitrust claims, denial of civil rights, failure to honor employment contracts) even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses alone in a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, but only if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. No indemnification is provided under (iii) above if the director or officer is adjudged to be liable to the corporation unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification. Unless ordered by a court, the indemnification described in clauses (ii) and (iii) above shall be made only upon a determination, by (a) a majority of a quorum of disinterested directors, (b) independent legal counsel or (c) the stockholders, that indemnification is proper because the applicable standard of conduct has been met. The corporation may advance the indemnification described in clauses
(ii) and (iii) to a director or officer upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified for them.

        In addition, the Company has entered into an Indemnity Agreement with each of its officers and directors. The Agreement alters or clarifies the statutory indemnity in the following respects: (i) indemnity is explicitly provided for settlements in derivative actions, (ii) the Company is obligated to advance a director's or officer's expenses of defending an action against him if the director or officer undertakes to repay such advances if he is ultimately found not to be entitled to indemnification or he is otherwise reimbursed for the expenses, (iii) indemnification is mandatory unless a determination is made that the director or officer has not met the required standard, (iv) the director or officer is permitted to petition a court to determine whether his actions met the standard required and the burden is placed on the Company to prove that the director's and officer's conduct did not meet the required standard, and (v) partial indemnification is permitted in the event that the director or officer is not entitled to full indemnification.

        In addition, the following provision is contained in the Company's Certificate of Incorporation: "No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase which was illegal under Section 174 (or any successor section) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The foregoing provisions shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provisions become effective.

Item 8. Exhibits

        4.1  1995 Stock Incentive Option Plan.

        5.1  Opinion of Woods, Oviatt, Gilman, Sturman & Clarke LLP.

        23.1 Consent of Ernst & Young LLP.

        23.2 Consent of Woods, Oviatt, Gilman, Sturman & Clarke LLP. - contained in Exhibit 5.1

        24.1 Powers of Attorney

Item 9. Undertakings

The Company hereby undertakes: (3) to file, during any period in which offers or sales of the Common Stock are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities
Act");

(ii)to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided that if the information required in clauses (i) and (ii) above to be included in a post-effective amendment hereto is contained in one or more periodic reports filed by the registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, no post-effective amendment hereto shall be required; (4) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (5) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Additionally, the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York on November 17, 1995.
                                PAYCHEX, INC., Registrant

                                By: /s/ G. Thomas Clark
                                    ________________________________
                                    G. Thomas Clark, Senior Vice
                                    President of Finance, Secretary
                                    and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                               Title                           Date
                                        President,
/s/ B. Thomas Golisano                  Chairman of the Board,
_______________________________         Chief Executive Officer       11/17/95
B. Thomas Golisano

                                        Senior Vice President of
                                        Finance, Treasurer, Secretary,
/s/ G. Thomas Clark                     Director (Principal Financial
_______________________________         and Accounting Officer)       11/17/95
G. Thomas Clark

*Donald W. Brinckman
_______________________________         Director                      11/17/95
Donald W. Brinckman

*Steven D. Brooks
_______________________________         Director                      11/17/95
Steven D. Brooks

*Phillip Horsley
_______________________________         Director                      11/17/95
Philip Horsley

*Grant M. Inman
_______________________________         Director                      11/17/95
Grant M. Inman

*Harry P. Messina, Jr.
_______________________________         Director                      11/17/95
Harry P. Messina, Jr.

*J. Robert Sebo
_______________________________         Director                      11/17/95
J. Robert Sebo

* By: /s/ B. Thomas Golisano                                          11/17/95
      ____________________________________
      B. Thomas Golisano, Attorney-in-Fact